Exhibit 10.1

                        Form of Stock Purchase Agreement

         This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 26th day of October, 2001 by and among HealthSpan Sciences, Inc., soon to be known as Arogen, Inc., a California corporation with its principal executive offices located at 4953 Smith Canyon Road, San Diego, California 92130 (the "Company"), and Disease Sciences, Inc., a Delaware corporation with its principal executive offices located at 20283 State Road 7, Suite 400, Boca Raton, Florida 33498 (the "Buyer").

                                    RECITALS

         WHEREAS, the Buyer wishes to purchase and the Company wishes to sell, upon the terms and conditions stated in this Agreement, such number of shares of the Company's common stock, with no par value (the "Common Shares"), as shall represent 51% of the Company's issued and outstanding capital stock and 51% of the voting rights of the Company's issued and outstanding capital stock (the "Buyer's Guaranteed Ownership Interest") (i) after giving effect to the currently issued and outstanding Common Shares, (ii) and assuming the conversion of all currently outstanding shares of Series A Preferred stock (as hereinafter described) into Common Shares pursuant to such preferred shares current designations, rights and preferences, and (iii) but giving no effect to the exercise of currently outstanding common stock purchase warrants to acquire an aggregate of Common Shares.

         NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.       PURCHASE AND SALE OF COMMON SHARES.

         a. Purchase of Common Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company at Closing (as hereinafter defined) 9,050,883 Common Shares. The number of Common Shares is subject to future adjustment as hereinafter set forth in sub-section
(b) below in order to maintain the Buyer's Guaranteed Ownership Interest. As full and complete payment of the purchase price (the "Purchase Price") of the Common Shares, at the Closing the Buyer shall issue to the Company four million (3,800,000) shares of Buyer's restricted common stock, par value $.001 per share (the "Buyer's Shares").

         b. Maintaining Buyer's Guaranteed Ownership Interest. For the period beginning on the Closing date and ending on the earlier of (i) two years from the Closing date, or (ii) the effective date of a registration statement filed by the Company with the Securities and Exchange Commission for an underwritten initial public offering of the Company's Common Shares (the "Guarantee Period"), the Buyer has the right to maintain the Buyer's Guaranteed Ownership Interest at 51% by purchasing new Company shares

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at the same price that the extra shares were made available to others. During the Guarantee Period, the Company will not issue or sell any Common Shares or other securities or rights convertible into Common Shares or any securities having any voting rights (collectively, the "Common Share Equivalents") without the Buyer's prior written consent except (i) upon the exercise of currently outstanding options and warrants (collectively, the "Option Exercise") to purchase Common Shares, or (ii) upon the conversion (the "Preferred Stock Conversion") of currently outstanding shares of Series A Preferred Stock (as hereinafter defined). If the Company should desire to issue and sell any Common Shares or Common Share Equivalents for cash, debt or a combination thereof during the Guaranteed Period (the "Fund Raising Transaction"), and the Buyer shall have consented to such Fund Raising Transaction, which such consent shall not be unreasonably withheld, the Buyer shall have the right to purchase such number of Common Shares from the Company, upon the same terms and conditions as are sold or issued in the Fund Raising Transaction. If Common Share Equivalents are sold in the Fund Raising Transaction, the number of Common Shares the Buyer is entitled to purchase, and the purchase price thereof, shall be adjusted to give effect to the conversion of the Common Share Equivalents to Common Shares. The Buyer shall exercise its right within sixty (60) days following the closing of the Fund Raising Transaction or forfeit such right.

         c. Issuance of Additional Common Shares on exercise of options. During the Guaranteed Period, the Company will prohibit any exercise of warrants or options to buy Common Shares by management or shareholders with more than 5% of the outstanding Common Shares of Company. Those holders of warrant or options with less than a 5% position in the Company will be permitted to exercise their warrants or options, and the Buyer will have the right to maintain Buyer's Guaranteed Ownership interest. Within five (5) business days of an Option Exercise, the Company shall deliver to the Buyer share certificates representing the additional common shares representing such additional Common Shares as the Company is obligated to issue so as to maintain the Buyer's Guaranteed Ownership Interest and deliver those certificates to the Buyer at the address set forth herein. Such Common Shares shall be deemed owned beneficially and of record, however, on the date of the exercise of the option, regardless of the date of issuance of said certificate or certificates, and the Buyer shall have all rights and privileges as a shareholder of the Company with respect to such Common Shares as of the date of the exercised option; provided however, the Buyer has thirty (30) days to pay for said Common Shares at the same price as the option exercise price or forfeits said Common Shares.

         d. Reservation of Common Shares. During the Guarantee Period, the Company covenants that it will reserve from its authorized and unissued Common Shares a sufficient number of Common Shares to provide for the issuance of additional Common Shares to maintain the Buyer's Guaranteed Ownership Interest at 51%. The Company further covenants that its execution and delivery of this Agreement shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the additional Common Shares upon the occurrence of any of the Triggering Events. The Company will take all such reasonable action as may

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be necessary to assure that such Common Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the or any domestic securities exchange upon which the Common Shares may be listed or quoted.

         e. Buyer's Right to Purchase Common Shares. In the event the Company should undertake an underwritten public offering of its securities, immediately prior to the effective date of such offering, the Buyer shall be permitted to purchase such number of Common Shares which, when added to the number of Common Shares then owned by Buyer, shall equal 35% of the Company's issued and outstanding Common Shares after giving effect to such offering. The price per share to be paid by the Buyer shall be equal to the public offering price of the Company's securities and equal to the other terms and conditions of the offering. These shares shall be subject to the lock-up agreement as hereinafter set forth in Section 5 of this Agreement.

         f. Closing. The closing of the transactions herein contemplated (the "Closing") shall occur on the second business day following the satisfaction of the conditions precedent to such Closing as hereinafter set forth in Sections 5 and 6 of this Agreement at the offices of Atlas Pearlman, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301, or such other location as the parties hereto shall mutually agree.

2.       BUYER'S REPRESENTATIONS AND WARRANTIES.

         The Buyer represents and warrants:

         a. Investment Purpose. The Buyer is acquiring the Common Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "1933 Act"); provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to an effective registration statement or an exemption under the 1933 Act.

         b. Reliance on Exemptions. The Buyer understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Common Shares.

         c. No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or

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suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

         d. Transfer or Resale. The Buyer understands that all offers and sales of the Common Shares shall only be made pursuant to an effective registration statement in accordance with the 1933 Act covering the Common Shares for resale or pursuant to an exemption from registration under the 1933 Act.

         e. Legends. The Buyer understands that the certificates representing the Common Shares, until such time as the resale of the Common Shares may have been registered under the 1933 Act, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OF AMERICA OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AS DEFINED IN REGULATION S ("REGULATION S") AS PROMULGATED UNDER THE 1933 ACT (OTHER THAN DISTRIBUTORS AS DEFINED IN REGULATION S) DURING THE RESTRICTED PERIOD (AS DEFINED IN REGULATION S) UNLESS (1) THE SECURITIES ARE REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR (2) THE SECURITIES ARE OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

         Subject to the provisions of Section 6 hereof, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Common Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Common Shares are registered for resale under the 1933 Act and the Common Shares are being sold pursuant to a registration statement, (ii) in connection with a sale transaction, such holder provides the Company (and its counsel) with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Common Shares may be made without registration under the 1933 Act, or (iii) such holder provides the Company (and its counsel) with reasonable assurances that the Common Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

         f. Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

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3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to the Buyer:

         a. Organization and Authorizations. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, and has all requisite power and authority to own or lease and operate its properties and to conduct its businesses as presently and proposed to be conducted. The Company has no Subsidiaries as of the date of this Agreement. For the purpose of this Agreement, "Subsidiaries" means any entity in which the Company, directly or indirectly, owns a controlling position of capital stock or holds a controlling position of an equity or similar interest. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction wherein the location of its properties or the character of its operations make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results or operations or financial condition of the Company, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transactional Documents (as hereinafter defined). The Company has all necessary authorizations, approvals, licenses, permits, franchises and orders (the "Authorizations") of and from all governmental officials and bodies to own or lease and operate its properties and to conduct its businesses as presently and proposed to be conducted, except for those Authorizations the failure of which to obtain would not have a Material Adverse Effect on the Company. The conduct of business by the Company as presently and proposed to be conducted is not subject to continuing oversight or supervision by any governmental official or body of the United States or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as described on Schedule 3a hereto. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or businesses are bound or subject.

         b. Corporate Power and Authority; Binding Agreement. Attached as Exhibit A are copies of the Company's articles of incorporation, as amended ("Articles of Incorporation"), by-laws, as amended ("Bylaws"), and minutes of all meetings of the Company's board of directors and shareholders, or written consents in lieu thereof, from the date of the Company's incorporation through the date of this Agreement (collectively, the "Company Minutes"). The Company has the requisite corporate power and authority to enter into and perform this Agreement and each of the other agreements as may be entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transactional Documents") and to sell the Common Shares as herein contemplated. This Transactional Documents have been duly authorized, executed and delivered on behalf of the Company and is the valid and binding

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obligation of the Company, enforceable in accordance with their respective terms, subject only to the effect, if any, of bankruptcy laws or similar laws relating to the insolvency of debtors and to principles of equity. The Company is not in violation of its Articles of Incorporation or Bylaws or any applicable statute, rule, regulation or ordinance, except as may be set forth on Schedule 3b hereto, nor is the Company in default under any order, writ, judgment, injunction or decree of any court, government agency or arbitration tribunal applicable to the Company. Bryant Villeponteau, Ph.D. is an officer and director of both the Company and the Buyer. The Company has satisfied all applicable provisions of the California Corporations Code with respect to any approvals necessary to execute this Agreement and the Transactional Documents and to consummate the transactions herein and therein contemplated with respect to transactions with affiliates.

         c. No Conflict. The execution and delivery of, and the compliance with, this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not, with or without the giving of notice or the lapse of time, or both: (i) result in a material conflict with or breach of any of the material terms or provisions of, or constitute a default under, or result in the modification or termination of, or require consent under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Company pursuant to the terms of, any agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, or (ii) violate the Company's Articles of Incorporation or Bylaws or (iii) have any material effect on any material license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its properties or businesses.

         d. Issuance of Common Shares. The Common Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. The Buyer will not be subject to personal liability by reason of being a holder of the Common Shares, and none of the Common Shares are subject to the preemptive rights of any shareholder of the Company.

         e. Company Agreements. Attached as Exhibit C are copies of all agreements, contracts or other documents binding the Company or its assets or to which the Company is a party (collectively, the "Company Agreements.). No material default exists in the due performance or observance of any term, covenant or condition of the Company Agreements, other than as set forth in
Schedule 3e hereto; the Company Agreements are in full force and effect in accordance with their respective terms; and no other party to any thereof has instituted or, to the best of the Company's knowledge after due inquiry, threatened any action or proceeding wherein the Company would or might be alleged to be in default thereunder. The Company is not a party to any contract or instrument materially affecting its financial condition, business, management, properties or prospects, other than those set forth on Schedule 3e hereto.

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         f. Capitalization; Shareholders.  The authorized capital stock of the
Company consists of 100,000,000 Common Shares and 10,000,000 shares of preferred stock, with no par value per share issuable in such series and with such designations, rights and preferences as the Company's Board of Directors may authorize from time to time (the "Preferred Stock"). As of the date hereto, the Board of Directors has authorized a series of 2,000,000 shares of Preferred Stock which has been designated Series A Preferred Stock ("Series A Preferred), the designations, rights and preferences of which are set forth in Schedule 3b hereof. Attached hereto as Exhibit D are copies of all options, warrants or other rights calling for issuances by the Company of shares of its capital stock and stock option, stock purchase or similar plans of the Company (collectively, the "Options"). As of the date of this Agreement, there are Common Shares and Series A Preferred shares issued and outstanding, all of which have been duly authorized and are validly issued and fully paid and non-assessable. None of the outstanding Common Shares, Series A Preferred shares or Options have been issued in violation of the preemptive rights of any shareholder of the Company. Except as set forth on Schedule 3f, there are no commitments, plans or arrangements of the Company to issue any shares of capital stock of the Company or any securities convertible into or exchangeable for such capital. Except as set forth on Schedule 3h hereof, no holder of any of the Company's securities has any (a) rights, "demand," "piggy-back" or otherwise, to have such securities registered under the 1933 Act; (b) pre-emptive rights; (c) anti-dilution rights; or (d) rights of first refusal. Notwithstanding anything contained to the contrary in any Company Minutes, the voting rights of the Company's shareholders are as set forth in the Articles of Incorporation and pursuant to applicable California law. There are no voting trust or similar agreements to which the Company is a party or to the knowledge of the Company, after due inquiry, to which any of its shareholders is a party.

         g. Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending litigation or governmental proceeding pending, or to the best of the Company's knowledge, after due inquiry, threatened against the Company or involving its properties or business or the Common Shares or any of the Company's officers or directors in their capacities. To the best knowledge of the Company, after due inquiry, there is no basis for any such action, suit, proceeding, arbitration, claim or inquiry.

         h. Intellectual Property. Schedule 3h sets forth the trademarks, tradenames, service marks, service mark registrations, patents, patent rights, patent applications, copyrights, inventions and licenses (collectively, the "Intellectual Property"). The Company owns or possess adequate rights or licenses to use all Intellectual Property, and all governmental authorizations, trade secrets and rights necessary to conduct its businesses as now conducted. None of the Company's Intellectual Property, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company does not have any knowledge after due inquiry of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others. The Company has not and is not infringing on the rights of others with respect to the Intellectual Property and neither the Company, nor any officer or director of the Company has received any notice of conflict with the asserted rights of others with respect to the Intellectual Property in any respect and knows no basis therefore after due inquiry.

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         i. Properties. Schedule 3i sets forth all real and personal property owned or leased by the Company. The Company has either good and marketable title to, or valid and enforceable leasehold interests in, all items of real property and personal property which are set forth in Schedule 3i to be owned or leased by it, in each case free and clear of all liens, encumbrances, claims, security interests, subleases and defects, other than those referred to in Schedule 3i. The Company has the right to operate all of its facilities in its present locations and the operation of such facilities does not violate the material provisions of any lease with respect thereto which the Company is a party. The Company is not in violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties and it has not received any notice of an alleged violation.

         j. Taxes. Except as set forth on Schedule 3j hereto, the Company has filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns, including franchise tax returns, which are required to be filed or has duly obtained extensions of time for the filing thereof and has paid all taxes shown on such return and all assessments received by it to the extent that the same have become due; and the provisions for income taxes payable, if any, shown on the Financial Statements (as hereinafter defined) are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such Financial Statements (as hereinafter defined). Except as set forth on Schedule 3j hereto, the Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted by the Company.

         k. Foreign Corrupt Practices Act. The Company has not, directly or indirectly, at any time (i) made any contributions to any candidate for political office in violation of law or failed to disclose fully any such contribution, or (ii) made any payment to any state, federal or foreign governmental office or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

         l. Officers and Directors. Schedule 3l sets forth the Company's officers and directors as of the date of this Agreement, and a schedule of all compensation (including cash, stock appreciation rights, stock options or any other instrument of value) paid or payable to such individual by reason of his or her appointment or election to such positions. All such officers and directors have been duly and properly elected pursuant to the

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provisions of applicable state law, the Company's Articles of Incorporation and
Bylaws. There are no agreements or understandings with any third parties by which such parties will be appointed or elected directors or officers of the Company. Each such officer and director listed on Schedule 3l hereto has full power and authority to fulfill his office as contemplated by applicable state law, the Articles of Incorporation and the Bylaws. The Company represents that no director, executive officer, or key employee of the Company has been convicted or any felony, experienced a personal bankruptcy, or been an officer, director, or key employee of any company that during their tenure with such company experienced any bankruptcy, or had any trustee, receiver, or conservator appointed with respect to its business or assets.

         m. Employee Relations. Dr. Bryant Villeponteau and Mr. Dennis Ridz are the Company's sole employees as of the date of this Agreement. Dr. Villeponteau is also an employee, an officer and a member of the Board of Directors of the Buyer. In the time split between the duties owed the Company and the Buyer, Dr. Villeponteau devotes approximately half of his time to the business and affairs of the Company and approximately half of his time to the business and affairs of the Buyer. Dr. Villeponteau also provides multiple services to NanoLife, a start up business that does not compete with either the Company or the Buyer. The Company is not involved in any union labor dispute nor, to the knowledge of the Company after due inquiry, is any such dispute threatened. Except as may be reflected as due by the Company on the Financial Statements (as hereinafter defined), all compensation payable by the Company to its employees has been - paid in full through the date of this Agreement.

         n. Employment Agreements. Exhibit E contains copies of all employment agreements to which the Company is party (the "Employment Agreements"). All such Employment Agreements remain in full force and effect and neither the Company nor the employee is in default under any of the terms thereof, other than a default which may be caused by the Company's failure to pay the compensation due under the Employment Agreements as contemplated therein. The amounts of such accrued but unpaid compensation through September 30, 2001 are contingent on future large scale financing in excess of $2,000,000 and will be footnoted in the Financial Statements (as hereinafter defined) when delivered to the Buyer pursuant to Section 6 hereof. The execution and delivery of the Transactional Documents and the sale of the Common Shares as herein contemplated will not result if an event of default under any Employment Agreement, nor will it give rise to any change of control provisions as may be contained therein or otherwise have any effect whatsoever on any Employment Agreement. However, it is understood that Dr. Villeponteau's and Mr. Ritz's appointments are both half-time, commensurate with the lower pay.

         o. Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
(ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its businesses, and (iii) is in compliance with all terms and conditions of any such permit, license or approval.

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         p. Regulatory Permits. Except as set forth on Schedule 3p hereto, the
Company possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

         q. Transactions With Affiliates. Except as set forth on Schedule 3q hereto, none of the officers, directors, or controlling shareholders of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company after due inquiry, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         r. Poison Pill Provisions. The Company does not have a stockholder rights plan. None of the transactions contemplated herein or the acquisition of Common Shares pursuant hereto, will in any event under any circumstance trigger the poison pill provisions of any other or subsequently adopted plan or agreement, or a substantially similar occurrence under any successor or similar plan.

         s. No Brokers. Except as otherwise set forth herein, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Buyer relating to this Agreement or the transactions contemplated hereby.

         t. Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company's management, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         u. No Reliance on Buyer. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the performance under the Transactional Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the Transactional Documents and the transactions contemplated hereby and thereby. The Company further represents to the Buyer that the Company's decision to enter into this Agreement and the performance hereunder and under the Transactional Documents has been based solely on the independent evaluation by the Company and its representatives.

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         v. Acknowledgment of Dilution. The number of Common Shares issuable pursuant to this Agreement may increase substantially in certain circumstances as set forth herein. The Company acknowledges that its obligation to issue Common Shares in accordance with this Agreement and the Transactional Documents is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

         w. Buyer's Shares. The Company acknowledges that (i) the Buyer is a publicly- traded company whose shares of common stock are quoted on the OTC Bulletin Board and are registered under Section 12g of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company further acknowledges that there is a limited public market for Buyer's common stock and that an active or liquid trading market for the Buyer's securities may never develop. The Company understands that it may be difficult for it to sell the Buyer's Shares in the future, and, as a result, an investment in the Buyer's Shares may be illiquid and the Company may not be able to liquidate the Buyer's Shares readily or at all when it desires to sell. The Buyer has made available to the Company the opportunity to examine such additional documents from the Buyer and to ask questions of, and receive full answers from, the Buyer concerning, among other things, the Buyer, its financial condition, its management, its prior activities and any other information which the Company considers relevant or appropriate in connection with entering into this Agreement. The Company acknowledges that the Buyer's Shares have not been registered under the 1933 Act and the Buyer has no obligation to so register such shares.
 The Company represents that it is familiar with the provisions of Rule 144 promulgated under the 1933 Act, and understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the 1933 Act or some other exemption from the registration requirements of the 1933 Act will be required in order to eventually dispose of the Buyer's Shares, and that the Company may be required to hold the Buyer's Shares received under this Agreement for a significant period of time prior to reselling them. The Company is capable of assessing the risks of an investment in the Buyer's Shares and is fully aware of the economic risks thereof. The Company is acquiring the Buyer's Shares for its own account and not with a view to distribution in violation of any securities laws. The Buyer acknowledges the Company's obligation to transfer 200,000 of the Buyer's Shares to Granite Financial Group, Inc. as described in this Agreement. The Company has no present intention to sell the Buyer's Shares in violation of federal or state securities laws and the Company has no present arrangement (whether or not legally binding) to sell the Buyer's Shares to or through any person or entity.

         x. Prior Offerings. The Company has never undertaken or consummated any public offerings of its securities. Schedule 3x sets forth all sales by the Company of shares of its capital stock or Options made pursuant to exemption from registration under the 1933 Act, and contains copies of all subscription agreements, purchaser questionnaires, and offering memoranda related thereto (collectively, the "Prior Offerings"). The offering memoranda for each such Prior Offering has been accurately prepared by the Company in conformity with the requirements of Regulation D, the 1933 Act and the requirements of all other rules and regulations of the Securities Exchange Commission relating to the private offerings (as defined in Regulation D). Except as set forth in on
Schedule 3x hereto, all Prior Offerings were made and sold in reliance upon the registration exemption provided by Regulation D in a transaction not involving any public offering. The offering memoranda used in the Prior Offerings (i) described the material aspects of an investment in the Company; and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. No general solicitation was used by the Company in the Prior Offerings. To the Company's knowledge, after due inquiry, there are no events or circumstances related to the Prior Offerings which would give rise to any right of rescission of such sales, and no request or demand has been made by any purchaser in the Prior Offerings for a rescission of his or her purchase therein. Except as set forth on Schedule 3x, none of the Company's shareholders have been granted any registration rights, or have any understanding or agreement with the Company whereby the Company will file a registration statement with the Securities and Exchange Commission.

         y. Investment Banking Agreements. The Company is not a party to any investment banking, financing, finder's fee or similar agreements, other than a financial advisory agreement with Granite Financial Group, Inc., pursuant to which upon the closing of this agreement, Buyer will issue 200,000 of the Buyer's Common Shares to Granite Financial Group, Inc. as full and complete compensation for services rendered by it to the Company in connection with the transactions contemplated by this Agreement.

         z. Section 12 Status. The Company is not required to register its securities pursuant to any provision of the Exchange Act.

4.       COVENANTS.

         a. Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

         b. Activities. Except as contemplated by this Agreement or as expressly agreed to in writing by the Company, during the period from the date of this Agreement to the Closing, the Company will conduct its operations substantially as presently operated and only in the ordinary course of business, in a normal manner consistent with past practices and will use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would adversely affect its ability to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Closing, the Company will not, without the prior written consent of the Buyer:

                  (i) amend its Articles of Incorporation or Bylaws;

                  (ii) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any securities convertible into shares of its capital stock;

                  (iii) recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any shares of its own capital stock;

                  (iv) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing lines of credit, relating to purchase money security interests or obligations as a lessee under leases recorded as capital leases, each as incurred in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

                  (v) increase in any manner the rate of compensation of any of its directors, officers or other employees, except in the ordinary course of business and in accordance with its customary past practices or as otherwise may be contractually required; or (ii) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under currently existing employee benefit plans;

                  (vi) sell or otherwise dispose of, or encumber, or agree to sell or otherwise dispose of or encumber, any assets other than inventory in the ordinary course of business;

                  (vii) enter into any other agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business consistent with past practice;

                  (viii) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any (A) plan of liquidation or dissolution, (B) acquisition of a material amount of assets or securities, (C) disposition of a material amount of assets or securities, or (D) material change in its capitalization, or enter into a material contract or any amendment or modification of any material contract or release or relinquish any material contract right;

                  (ix) engage in any unusual or novel method of transacting business or change any accounting procedure or practice or its financial structure; or

                  (x) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder in any material respect or result in any of the conditions to the Closing set forth herein not being satisfied.

         c. Issuance of Capital Stock by the Company. Until such time as the Company shall have undertaken an underwritten public offering of its securities, or consummated a transaction for the sale of all or substantially all of its assets or capital stock (the "Separation Event"), the Buyer will not vote its Common Shares at any meeting of the Company's shareholders to issue any Common Shares, warrants or securities convertible into Common Shares, unless either (i) Bryant Villeponteau, Ph.D. and Mr. Dennis Ridz, members of the Company's board of directors, or (ii) a majority of the holders of all other issued and outstanding shares entitled to vote at such meeting, excluding the Buyer's Shares and the Common Shares owned by Dr. Villeponteau and Mr. Ridz, shall have voted "FOR" such issuance.

         d. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of authorized but unissued Common Shares to provide for additional issuances to the Buyer during the Guarantee Period so as to retain the Buyer's Guaranteed Ownership Interest at 51%. The issuance of such additional Common Shares shall be duly authorized, and when issued in accordance with this Agreement will be validly issued, fully paid and non-assessable and free of all taxes, liens, charges and preemptive rights with respect to the issue thereof

         e. Management of the Company. Until a Separation Event shall have occurred, the Buyer agrees to vote its Common Shares "FOR" the election of Dr. Bryant Villeponteau and Mr. Dennis Ridz as members of the Company's Board of Directors as long as such individuals are nominated for such positions, unless
(i) all disinterested directors shall have determined that such individual shall have engaged in conduct which is reasonably determined to have been substantially detrimental to the best interests of the Company, or (ii) the holders of at least 60% of the ^issued and outstanding Common Shares of the Company, excluding the Buyer's Shares.

         f. Ownership of Intellectual Property. Subject to the terms and conditions of that certain Research and Development Agreement dated October 14 2001, by and between the parties, the parties hereto agree that the Company's current and future Intellectual Property, including patent filings related to N-propyl Gallate and any other age related disease drugs that are developed prior to the occurrence of the Separation Event, are the sole property of the Company, with all rights thereof inuring to the benefit of the Company. The one exception is that the Buyer will retain the intellectual property rights for the sole indication of prion-caused diseases. The Company will not sell, assign, transfer, license or otherwise dispose of such Intellectual Property prior to the occurrence of a Separation Event other than in the ordinary course of business without the consent of the holders of at least 60% of the issued and outstanding Common Shares of the Company, excluding the Buyer's Shares.

         g. Use of Company Funds. he parties hereto agree that cash derived from the Company's business and operations is to be used solely for the payment of direct costs and expenses incurred in the Company's research and development activities.

         h. Separation Event. The parties hereto acknowledge that upon the expiration of the Guarantee Period the Company will result in the occurrence of a Separation Event. The Buyer agrees not to take any actions that could be detrimental to the Company's successful conclusion of a Separation Event.

         i Payment of Compensation. Schedule 4(i) sets forth all compensation due former employees of the Company through the date of this Agreement, all such compensation being due in payment of bona fide services previously rendered to the Company. The Company will use its best efforts to secure the written agreement prior to Closing of each of these individuals to defer the payment of such compensation until the earlier of such time as the Company shall have received a lump sum investment of at least $2 million from a corporate partnership or upon the occurrence of a Separation Event.

5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Common Shares to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

         a. The Buyer shall have executed each of the Transactional Documents to which it is a party and delivered the same to the Company for the transactions contemplated by this Agreement;

         b. The Buyer shall have delivered to the Company a lock-up agreement, in the form attached hereto as Exhibit F, agreeing in the event that the Company undertakes an underwritten public offering not to sell, transfer or otherwise dispose of the Common Shares following such offering for a period no longer than that which is agreed upon by the Company's officers, directors and principal shareholders in conjunction with such offering.

         c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date; and

         d. The Buyer shall have delivered to the Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request; and

         e. The Buyer shall have executed and delivered to the Company the certificates representing the Buyer's Shares being tendered as the Purchase Price by the Buyer at the Closing.

6. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE. The obligation of the Buyer hereunder to purchase the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

         a. The Company shall have executed each of the Transactional Documents and delivered the same to the Buyer;

         b. At least five (5) business days prior to Closing, the Company shall have delivered all schedules and exhibits referenced in this Agreement and required to be attached to this Agreement pursuant to its terms, and the Buyer shall be satisfied with the content and scope of such schedules and exhibits in its sole discretion;

         c. At least five (5) business days prior to Closing, the Company shall have delivered audited financial statements for the year ended December 31, 2000 and for the interim period from January 1, 2001 through September 30, 2001 (collectively, the "Financial Statements"). The Financial Statements shall have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved except as may be otherwise indicated in such Financial Statements or the notes thereto and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. The Financial Statements shall be accompanied by an Officer's Certificate attesting to the foregoing and that after due inquiry, no event, liability, development or circumstance has occurred or exists, with respect to the Company or its business, properties, operations or financial condition, that would be required to be disclosed by the Company in the Financial Statements.

         d. The Company shall have delivered an Officer's Certificate stating that there has been no material adverse change since September 30, 2001 in the financial position or results of operations of the Company or in its business, affairs, and the capitalization, properties, business and management of the Company conform in all material respects to the descriptions thereof contained herein.

         e. The Company shall have delivered an investment letter signed by Granite Financial Group, Inc. in the form attached hereto as Exhibit H.

         f. The Company shall have delivered a waiver letter in the form attached hereto as Exhibit I executed by each of Dr. Villeponteau and Mr. Ridz
(i) waiving all compensation due them under their respective Employment Agreements through the Closing until the earlier of such time as the Company shall have received a lump sum investment of at least $2 million from a corporate partnership or upon the occurrence of a Separation Event, (ii) stating that the Employment Agreement is not in default and the consummation of the transactions contemplated by this Agreement will not result in an event of default or require the Company to take any of the actions set forth in Section
3.2 of the Employment Agreement, and (iii) agreeing that the possible failure of the Company to compensation such employee pursuant to the terms of the Employment Agreement from the Closing until the occurrence of a Separation Event shall not be deemed to be a default under the Employment Agreement.

         g. The representations and warranties of the Company shall be true and correct, in all material respects, as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied, in all material respects, with the covenants, agreements and conditions required by the Transactional Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

         h. The Company shall have executed and delivered to the Buyer the certificates representing Common Shares (in such denominations as the Buyer shall request) for the Common Shares being purchased by the Buyer at the Closing;

         i. There shall have been no material adverse change in the business, operations, assets, prospects, financial condition or results of operations of the Company;

         j. No preliminary or permanent injunction, or other order decreed by any federal or state court which prevents the consummation of this Agreement shall have been issued and remain in effect (each party agrees to use its reasonable efforts to have any such injunction, order or decree lifted). No governmental authority shall have enacted any statute, rule or regulation that would prevent consummation of this Agreement or make the transactions contemplated hereby illegal; and

         k. The Company shall have delivered to the Buyer such other documents relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

         l. The Company shall have delivered to the Buyer a lock-up agreement, in the form attached hereto as Exhibit G, agreeing in the event that the Buyer undertakes an underwritten public offering not to sell, transfer or otherwise dispose of the Buyer's Shares following such offering for a period no longer than that which is agreed upon by the Buyer's officers, directors and principal shareholders in conjunction with such offering.

7.       INDEMNIFICATION.

         a. Indemnification by Company. In consideration of the Buyer's execution and delivery of the Transactional Documents and acquiring the Common Shares thereunder and in addition to all of the Company's other obligations under the Transactional Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its shareholders, partners, officers, directors, employees and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Buyer Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith and including reasonable attorneys' fees and disbursements (the "Buyer Indemnified Liabilities"), incurred by the Buyer Indemnitee as a result of, or arising out of, or relating to (a) any material misrepresentation or breach of any representation or warranty made by the Company in the Transactional Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any material breach of any covenant, agreement or obligation of the Company contained in the Transactional Documents or any other certificate, instrument or document contemplated hereby or thereby,
(c) any cause of action, suit or claim brought or made against the Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transactional Documents or any other certificate, instrument or document contemplated hereby or thereby, or (d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Shares. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law; provided, however, that the Company shall subject to an indemnification obligation under this Section 7(a) for only that amount of Buyer Indemnified Liabilities as does not exceed the net proceeds to the Company as a result of the sale of Common Shares held by the Buyer.

         b. Indemnification by Buyer. In consideration of the Company's execution and delivery of the Transactional Documents and the Company's performance of the transactions contemplated thereunder, the Buyer shall defend, protect, indemnify and hold harmless the Company, its officers and directors (collectively, the "Company Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith and including reasonable attorneys' fees and disbursements (the "Company Indemnified Liabilities"), incurred by any Company Indemnitee as a result of, or arising out of, or relating to (a) any material representation or breach of any representation or warranty made by the Buyer in the Transactional Documents or any other certificate, instrument or document contemplated hereby or thereby, or (b) any material breach of any covenant, agreement or obligation of the Buyer contained in the Transactional Documents or any other certificate, instrument or document contemplated hereby or thereby; provided, however, that the Buyer shall not be jointly liable for the indemnification obligations of any other Buyer or investor and the Buyer subject to an indemnification obligation shall be liable under this Section 7(b) for only that amount of Company Indemnified Liabilities as does not exceed the net proceeds to the Buyer as a result of the sale of Common Shares held by the Buyer. To the extent that the foregoing undertaking by a Buyer may be unenforceable for any reason, the Buyer shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law; provided, however, that the Buyer shall not be jointly liable for the indemnification obligations of any other Buyer or investor and the Buyer subject to an indemnification obligation shall be liable under this Section 7(b) for only that amount of Company Indemnified Liabilities as does not exceed the net proceeds to the Buyer as a result of the sale of Common Shares held by the Buyer.

8.       TERMINATION AND ABANDONMENT.

         a. Termination. This Agreement may be terminated at any time prior to the Closing (i) by mutual consent of the Company and the Buyer; or (ii) by either the Company or the Buyer if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions herein contemplated, and such order, decree, ruling or other action shall have become final and nonappealable; or (iii) by either the Company or the Buyer if the Closing shall not have been consummated by November 30, 2001, provided that a party in material breach of this Agreement may not terminate this Agreement.

         b. Termination by the Parties. This Agreement may be terminated at any time prior to Closing by either party if (i) the other party shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with by such party at or prior to such date of termination; or (ii) there exists a breach of any representation or warranty of such party contained in this Agreement such that the closing conditions set forth in Sections 5 or 6, as the case may be, would not be satisfied.

         c. Procedure for Termination. In the event of termination of this Agreement prior to Closing by the Company or the Buyer pursuant to this Section 8, written notice thereof shall forthwith be given to the other.

         d. Effect of Termination. In the event of termination of this Agreement pursuant to this Section 8, no party hereto (or any of its directors or officers) shall have any liability -- or further obligation to any other party to this Agreement, except as provided in Section hereof.

9.       GOVERNING LAW; MISCELLANEOUS.

         a. Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of Delaware, without and application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred including, but not limited to, all attorneys' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Palm Beach County in the State of Florida, if brought by the Buyer, or in the state or federal courts located in San Diego County in the State of California, if brought by the Company. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding.

         b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

         f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:    4953 Smith Canyon Road
                               San Diego, CA 92130

         With a copy to:       Robert Krinztman

                               821 North Formosa
                               Suite 302
                               Los Angeles, CA 90046

         If to the Buyer:      20283 State Road 7
                               Suite 400
                               Boca Raton, FL 33498

         With a copy to:       Atlas Pearlman P.A.
                               350 E. Las Olas Blvd., Suite 1700
                               Ft. Lauderdale, FL  33301
                               Attention:  James M. Schneider, Esq.

or at such other address of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

         g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. The Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release the Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

         h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         i. Survival. Unless this Agreement is terminated under Section 8(k), the agreements and covenants set forth in Sections 4, 5 and 8 and the indemnification provisions set forth in Section 7 shall survive the Closing.

         j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         k. Termination. In the event that the Closing shall not have occurred with respect to the Buyer on or before November 30, 2001, as a result of the Company's or the - Buyer's failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non- breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

         l. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         m. Remedies. The Buyer shall have all rights and remedies set forth in the Transactional Documents and all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law. Any party having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         THE COMPANY ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT, THAT THE COMPANY HAS BEEN GIVEN AMPLE OPPORTUNITY TO REVIEW IT AND TO CONSULT WITH A REPRESENTATIVE OR ATTORNEY OF THE COMPANY'S CHOOSING CONCERNING ITS TERMS. THE COMPANY FURTHER ACKNOWLEDGES THAT IT UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT AND IS VOLUNTARILY ENTERING INTO IT WITH THE INTENTION OF RELINQUISHING ALL CLAIMS AND RIGHTS THAT IT MAY HAVE OTHER THAN THOSE RESERVED IN THIS AGREEMENT.

         IN WITNESS WHEREOF, the Buyer and the Company have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

                                        HEALTHSPAN SCIENCES, INC (AROGEN, Inc)

                                        By:
                                        ----------------------------------------
                                            Bryant Villeponteau, Ph.D.,
                                            President

                                        DISEASE SCIENCES, INC.

                                        By:
                                        ----------------------------------------
                                            Wayne Goldstein, M.D.,
                                            President


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